EXHIBIT 3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY (AND, IF APPLICABLE, ANY SECURITIES ISSUED UPON CONVERSION THEREOF) ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT OR TRANSFER PURSUANT TO THAT CERTAIN COMMON STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF APRIL 22, 1996, BETWEEN THE COMPANY AND GENENTECH, INC., AND MAY NOT (NOR MAY ANY INTEREST THEREIN) BE SOLD, ASSIGNED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE PROVISIONS THEREOF.

                                                            Berkeley, California
                                                            As of March 31, 2003

Up to $80,000,000


                                    XOMA LTD.

             AMENDED AND RESTATED CONVERTIBLE SECURED NOTE AGREEMENT

                                DEVELOPMENT LOAN


     WHEREAS, XOMA LTD., a Bermuda company having its registered office at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (the "Company"), and GENENTECH, INC., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080-4990 (the "Lender"), desire to further the collaboration arrangements embodied in (a) that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Company (then a Delaware corporation known as XOMA Corporation) and the Lender, as amended as of April 14, 1999 (the "Purchase Agreement"), and (b) that certain Collaboration Agreement, effective as of April 22, 1996, between the Company and the Lender, as amended as of April 14, 1999 and as amended and restated as of March 31, 2003 (the "Collaboration Agreement").

     WHEREAS, the Lender has made loans to the Company pursuant to the Collaboration Agreement and has agreed from time to time to make additional loans to the Company for Development Costs (as defined in the Collaboration Agreement) pursuant to Section 8.1 of the Collaboration Agreement, all such loans (to the extent not repaid) to be evidenced by this Amended and Restated Convertible Secured Note Agreement which shall, together with that certain Secured Note Agreement - Commercial Launch Loan (the "Other Note"), that certain Security Agreement (the "Security Agreement"), and that certain Registration Rights Agreement (the

"Registration Rights Agreement"), each concurrently being entered into as of the date hereof, between the Company and Lender, supersede any prior agreement with respect to the subject matter hereof (this "Note Agreement" or "Note").

     WHEREAS, the Company has agreed to repay any such loans in accordance with the terms of this Note Agreement.

     WHEREAS, in connection with the Collaboration Agreement, the Company and the Lender desire to set forth in this Note the terms and conditions on which the Company agrees to repay to the Lender loans (the "Loans") in an aggregate principal amount not to exceed EIGHTY MILLION DOLLARS ($80,000,000) (the "Commitment Amount") lent or to be lent to the Company by the Lender pursuant to
Section 8.1 of the Collaboration Agreement for the purpose of developing Licensed Products (as such term and all other capitalized terms used, but not otherwise defined herein, are defined in Section 17 below).

     WHEREAS, as more fully set forth in this Note, the aggregate principal amount of, and accrued interest on, such loans may be converted upon the occurrence of certain events into Series B Preference Shares of the Company (the "Series B Preference Shares"), having the preferences and rights (including conversion into the Company's Common Shares, par value US$.0005 per share (the "Common Shares")) substantially as set forth in the resolutions attached hereto as Exhibit B (the "Resolutions").

     NOW, THEREFORE, FOR VALUE RECEIVED, the Company promises to repay to the order of the Lender the principal amount of loans evidenced by this Note together with interest thereon, all as set forth below.

     1. Principal.

     (a) Commitment to Make Convertible Loans.

          (i) In accordance with, and subject to the terms and conditions of, this Note and the other Note Documents, from time to time from the date of this Note until the earliest of the date of Regulatory Approval, April 22, 2005 or termination upon the occurrence of an Event of Default in accordance with Section 6 below, the Lender has agreed to make Loans to the Company, and the Company has agreed to repay such Loans, in an aggregate principal amount not to exceed the Commitment Amount. Subject to the terms and conditions set forth in this Note, Loans that are borrowed and optionally prepaid by the Company pursuant to Section 3 below (including through conversion) may be reborrowed in only an amount equal to the principal amount repaid.

          (ii) Upon prepayment in accordance with Section 3(a)(i) below and at the election of the Company within ninety (90) days of the date of receipt of Regulatory Approval in the United States in accordance with Section 3(a)(ii), the outstanding principal and interest under this Note may be converted into Series B Preference Shares that are convertible into Common Shares as hereinafter provided.

     (b) Tranches of Loans and Entries on Exhibit C. The principal amount of each Loan shall be recorded by the Lender and endorsed by the Lender and the Company on Ex-hibit C attached hereto, which is hereby made a part of this Note. Each such Loan shall be treated as a separate Loan hereunder, and, as such, shall be treated as, and designated, a separate "Tranche" hereunder. The first Loan, made as contemplated by Section 1(c) below, is hereby designated "Tranche A" and recorded as such on Exhibit C attached hereto. Each repayment, conversion, and subsequent Loan made hereunder as contemplated by Section 1(d), shall be similarly designated with consecutive letter designations, such as "Tranche B", "Tranche C", etc., and the applicable designation shall be recorded by the Lender and endorsed by the Lender and the Company on Exhibit C attached hereto at the time any such Loan is made. Notwithstanding the foregoing, any failure of the Lender to make any notation on Exhibit C shall not affect the obligation of the Company to repay Loans actually made with interest in accordance with this Note.

     (c) Initial Loan. As of the date of this Note, Loans in an aggregate principal amount of FIFTY NINE MILLION NINE HUNDRED NINETY SIX THOUSAND AND EIGHTY SEVEN DOLLARS ($59,996,087) are outstanding, and the aggregate amount of the Commitment Amount remaining available for borrowing is TWENTY MILLION THREE THOUSAND NINE HUNDRED AND THIRTEEN DOLLARS ($20,003,913). The aggregate principal amount of Loans outstanding as of the date of this Note shall be recorded and endorsed on Exhibit C attached hereto and designated as Tranche A thereon.

     (d) Additional Loans. The Lender's obligation to make any Loan to the Company after the date of this Note is subject to the condition that no Default or Event of Default shall have occurred and be continuing and to the fulfillment on or prior to the date such Loan is to be made of the following conditions (and by requesting or accepting a Loan, the Company shall be deemed to have represented to the Lender that such conditions have been satisfied):

          (i) Such Loan shall be legally permitted by all laws and regulations to which the Company is subject;

          (ii) Each of the representations and warranties of the Company set forth in Exhibit A to this Note and the Other Note, Section 4 of the Security Agreement and Section 14.1 of the Collaboration Agreement shall be true and correct as of the date such Loan is to be made as if made on and as of such date;

          (iii) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Note, and the other Note Documents that are required to be performed or complied with by it on or prior to the date of making such Loan; and

          (iv) The Company shall have obtained all consents (including all governmental and regulatory consents, approvals, or authorizations required in connection with such Loan), permits and waivers necessary or required in connection with such Loan.

     (e) Borrowing and Funding Procedures. Not later than the last business day of each calendar quarter, in accordance with the annual budget (the "Approved Budget") formulated by the Joint Core Team and approved by the Joint Steering Committee in accordance with Article 3 of the Collaboration Agreement and subject to satisfaction or waiver of the conditions referred to in this Note, the Lender shall make a Loan to the Company equal to the Company's budget as represented in the Approved Budget for development of Licensed Products for the next calendar quarter. The Lender and the Company shall meet not later than each January 31st, April 30th, July 31st and October 31st to review the actual spending by the parties in the just-completed calendar quarter in comparison to the just completed quarter's advance, to determine any adjustments to be applied to the outstanding Loan balance and the next quarter's loan funding, so long as the reconciliation is consistent with those limits imposed by the Joint Steering Committee under Section 3.1(b) of the Collaboration Agreement.

     Each such Loan shall be made by wire transfer of immediately available funds to an account in the United States designated by the Company denominated in the currency of the United States of America.

     (f) Maturity Date. Unless earlier converted into securities in accordance with the terms hereof or accelerated by reason of the occurrence of an Event of Default (as provided in Section 6 below), any unpaid principal amount of any Tranche owed by the Company to the Lender, together with accrued and unpaid interest thereon, shall be due and payable in full on the earlier of (a) the later of (i) April 22, 2005 or (ii) the second anniversary of the date the Loan comprising such Tranche (or portion thereof) was made to the Company or (b) subject to being converted into Series B Preference Shares upon satisfaction of the conditions contained in Section 4 below and/or being paid by application of the Company Profit Share to the Amortizing Portion, the 90th day following the date of receipt of Regulatory Approval in the United States.

     (g) Use of Proceeds. The proceeds of the Loans shall be used and, to the extent disbursed prior to the date of this Note, have been used by the Company only in connection with the development of Licensed Products prior to the receipt of Regulatory Approval in the United States.

     2. Interest. Interest on the unpaid balance of the principal amount of each Tranche hereunder and on any unpaid interest thereon from time to time outstanding shall accrue from the date disbursed to but not including the date repaid or converted and compound on the last day of each Interest Period at a rate per annum equal to the applicable LIBOR Rate (as such rate may change on the first day of each Interest Period) plus one percent (1%) (calculated on the basis of a year of 360 days). Interest on each Loan shall be due and payable on the earlier of the date that such Loan is repaid or matures.

     3. Payment.

     (a) Form of Repayment.

          (i) Prior to maturity as set forth in Section 1(f), the principal amount of this Note or any Tranche (or portion thereof) hereunder and any interest accrued thereon may be prepaid by the Company, at any time without penalty, in whole or in part. Any such prepayment hereunder shall be payable, at the option of the Company as set forth in written notice to the Lender, by any of the following means or any combination thereof: (i) in cash denominated in the currency of the United States of America or (ii) by conversion into Series B Preference Shares in accordance with Section 4 below. In the event of any prepayment of less than all of the amounts outstanding under this Note, the Company may designate the Tranche or Tranches (or portion thereof) to which such payment shall apply.

          (ii) Within 90 days after the receipt of Regulatory Approval in the United States, the outstanding principal amount of this Note and any interest accrued thereon shall be repaid by either of the following means, at the election of the Company:

               (A) by conversion into Series B Preference Shares in accordance with Section 4 below or

               (B) by a combination of (1) conversion into Series B Preference Shares in accordance with Section 4 below, (2) cash denominated in the currency of the United States of America and/or (3) application of each of the payments payable by the Lender to the Company under
          Section 8.2 of the Collaboration Agreement ("Company Profit Share"), except that not more than $40,000,000 in principal amount of this Note may be repaid by applying the Company Profit Share to that portion of the Loans designated by the Company for repayment by the application of the Company Profit Share (the "Amortizing Portion"). The Amortizing Portion shall be repaid in installments on the dates (and in the amounts) that each such payment is due to the Company under Section
          8.2 of the Collaboration Agreement and shall accrue interest in the manner set forth in Section 2 above. Each such installment payment shall be applied first to accrued and unpaid interest payable on the Amortizing Portion and then to the remaining outstanding principal thereof. In the event the Company so elects, the Company hereby irrevocably directs and authorizes the Lender to apply all amounts payable to the Company under Section 8.2 of the Collaboration Agreement to repayment of the Amortizing Portion of the Loans in accordance with this subsection (B). The Company may prepay the Amortizing Portion in cash at any time without penalty. Nothing in this subsection (B) shall be construed as a waiver of any right of the Lender to setoff mutual obligations of the Lender and the Company.

          (iii) On April 22, 2005 (or if later, the second anniversary of the date the Loan comprising a certain Tranche was made to the Company with the date of such second anniversary only applicable to the Loan comprising such Tranche), the outstanding principal amount of this Note and any interest accrued thereon shall be repaid in cash denominated in the currency of the United States of America or by conversion into Series B Preference Shares in accordance with Section 4 below.

     (b) Method, Application. Payments of principal and accrued interest shall be made at the address of the Lender set forth in the Collaboration Agreement, or at such other place as the Lender shall have notified the Company in writing at least five (5) business days before such payment is due. Unless an Event of Default shall have occurred, all payments in respect of any Tranche under this Note shall be applied first to accrued and unpaid interest thereon, and thereafter to the unpaid principal amount thereof. After the occurrence of an Event of Default, payments shall be applied as determined by the Lender in its discretion.

     (c) Recordation; Return of Note. All payments of interest and principal in respect of each Tranche (or portion thereof) hereunder, as well as all adjustments thereto based on the parties' payment of Development Costs (as such term is defined in the Collaboration Agreement), shall be recorded by the Lender and endorsed by the Lender and the Company on Exhibit C attached hereto, which is hereby made a part of this Note. Upon final payment in full of all principal of and interest on this Note and each Tranche hereunder, including, without limitation, final payment upon conversion pursuant to Section 4(d) below and termination of any commitment of the Lender to make Loans hereunder, the Lender shall return this Note to the Company for cancellation.

     4. Conversion of Principal and Interest to Series B Preference Shares.

     (a) Conditions to Conversion. The principal and interest under this Note shall be convertible into Series B Preference Shares only pursuant to and in accordance with Section 3(a) of this Note. It shall be a condition to any such conversion that, as of the date of such conversion (the "Conversion Date"), unless otherwise waived or agreed to by the Lender:

          (i) No Event of Default shall have occurred and be continuing;

          (ii) After giving effect to the proposed conversion into Series B Preference Shares, the Lender would not then hold Common Shares or have the right to acquire Common Shares upon conversion of Series B Preference Shares possessing in total more than eighteen percent (18%) of the outstanding voting interests of the Company, provided, however, that if the conversion under Section 3(a) above would cause the Lender's holdings to exceed such percentage, the Lender hereby agrees to waive the foregoing condition but thereafter agrees to not convert into Common Shares the number of Series B Preference Shares (and only such number of Series B Preference Shares) that would cause the Lender's holdings to exceed 18% of the outstanding voting interests of the Company (except under exceptional circumstances such as automatic conversion into Common Shares or liquidation of the Company as required in the Resolutions);

          (iii) Not later than the Conversion Date, interest on any principal being converted shall have been prepaid, repaid or converted;

          (iv) In the case of conversion upon prepayments made pursuant to
     Section 3(a)(i) above, (A) at least ten (10) business days prior to prepayment, the Company shall have notified the Lender of its intent to make a prepayment and shall state in such notice that the prepayment shall be made by way of conversion pursuant to this Section 4; (B) the Company shall have complied with all of its obligations under the Registration Rights Agreement with respect to the Common Shares issuable upon conversion of the Series B Preference Shares to be received upon such prepayment, including, without limitation, the Company's obligation to file and use commercially reasonable efforts to have declared effective a Registration Statement for an offering on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") covering such Common Shares and permitting resale thereof by the Lender at the time of prepayment; and (C) such conversion shall not result in the issuance of Series B Preference Shares to the Lender in an amount that would impose immediate liability under Section 16(b) of the U.S. Securities

     Exchange Act of 1934, as amended, on the Lender arising from the matching of (I) previous sales by the Lender of Common Shares, which were issued upon conversion of Series B Preference Shares previously issued to the Lender in prepayment of principal and/or interest under this Note pursuant to Section 3(a)(i), with (II) the issuance of the Series B Preference Shares to be issued in connection with such prepayment; provided, that in any such prepayment, the Company may issue any number of Series B Preference Shares less than the number of shares so giving rise to such liability; and provided, further, that any failure by the Lender to provide written notice to the Company that the condition contained in this clause
     (C) has not been satisfied as determined by the Lender on a reasonable basis, within ten (10) days after the date on which the Company notified the Lender of its intention to make such prepayment by providing notice to the Lender's General Counsel, Section Counsel for securities matters or Corporate Counsel for securities matters (with a copy to the Lender's Treasurer) and receiving written acknowledgement of such notice, shall be deemed a waiver of this condition as it relates to such prepayment. In the event the Lender notifies the Company that the Company's proposed conversion would impose immediate liability on the Lender under Section 16(b), the Lender shall specify to the Company the maximum number of Series B Preference Shares, if any, that the Company may issue without the Lender being subject to such liability.

          (v) In the case of conversion upon maturity in accordance with Section 3(a)(ii) or 3(a)(iii) above, the Company shall have notified the Lender in writing at least ten (10) business days prior to conversion of its intent to convert, the amount of principal and interest outstanding under this Note to be converted, and the date (not later than the 90th day following the date of receipt of Regulatory Approval in the United States in the event of a conversion under Section 3(a)(ii) above) of such conversion.

     (b) Conversion and Number of Shares. Subject to the other terms and conditions of this Note, upon satisfaction of the applicable conditions set forth in Section 4(a) above, Loans made under this Note and interest thereon shall be converted on the Conversion Date into Series B Preference Shares. The number of Series B Preference Shares into which any amount shall be converted shall be determined by dividing the sum of the aggregate unpaid principal amount to be converted and the unpaid accrued interest on such principal amount by the Conversion Price and rounding the result downward to the nearest whole integer. Any remaining principal amount which did not, in the aggregate, equal the value of one share shall be repaid in cash to Lender.

     (c) Conversion Procedure. At its own expense, the Company shall, as soon as practicable after the Conversion Date (or in the case of a conversion upon prepayment, concurrently with such conversion, the Company shall), issue and deliver to the Lender at its principal office a certificate or certificates for the number of Series B Preference Shares to which the Lender shall be entitled upon such conversion (which shall bear such legends as are provided for in the Purchase Agreement upon the acquisition of Series B Preference Shares). Any conversion of this Note or any Tranche hereunder (or any portion thereof) pursuant to Section 4(b) shall be deemed to have been made at the close of business, California time, on the applicable Conversion Date, and at and after such time the persons entitled to receive the Series B Preference

Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Series B Preference Shares.

     (d) Effect of Conversion. Upon conversion of any principal or interest under this Note to Series B Preference Shares in accordance with Section 3(a) of this Note, all of the Company's obligations and liabilities under this Note will be forever released, discharged and satisfied in all cases, except upon a conversion of principal or interest in accordance with Section 3(a)(ii) and
Section 3(a)(iii), in which case such obligations will be released, discharged and satisfied if, and only if, the Company shall have complied with all of its obligations under the Registration Rights Agreement with respect to the Common Shares issuable upon conversion of such Series B Preference Shares, including, without limitation, the Company's obligation to file within ninety (90) days after receipt of such Regulatory Approval in the United States in the event of a conversion in accordance with Section 3(a)(ii) and within forty-five (45) days of April 22, 2005 in the event of a conversion in accordance with Section 3(a)(iii), and use commercially reasonable efforts to have declared effective a Shelf Registration covering such Common Shares and permitting resale thereof by the Lender.

     (e) Reservation of Shares Issuable Upon Conversion. From and after the effectiveness of this Note, the Company shall at all times reserve and keep available out of its authorized but not outstanding Series B Preference Shares, solely for the purpose of effecting the conversion of this Note, such number of its Series B Preference Shares (and its Common Shares issuable upon conversion of such Series B Preference Shares) as shall from time to time be sufficient to effect the conversion of the Note (and the conversion of such Series B Preference Shares); and if at any time the number of authorized but not outstanding Series B Preference Shares (and its Common Shares issuable on conversion of such Series B Preference Shares) shall not be sufficient to effect the conversion of the entire outstanding principal amount of and accrued interest on this Note (and the conversion of the Series B Preference Shares issuable upon such conversion), without limitation of such other remedies as shall be available to the Lender, the Company will use its commercially reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but not outstanding Series B Preference Shares (and its Common Shares issuable on conversion of such Series B Preference Shares) to such number of shares as shall be sufficient for such purposes.

     5. Subordination. Any Excess Indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 17 below) of the Company. Except for the Excess Indebtedness, the obligations of the Company to the Lender under this Note shall at all times be senior to or pari passu with all other obligations of the Company to the extent they are unsecured.

     (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets (other than in the form of a merger not resulting in insolvency), dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) the holder(s) of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness then outstanding before the Lender shall be entitled to receive any payment or distribution, whether in cash, securities, or other property, in respect of the Excess Indebtedness, and (ii) any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Section 5, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) which would otherwise (but for this
Section 5) be payable or deliverable in respect of Excess Indebtedness shall be paid or delivered directly to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness.

     (b) Permitted Payments; Default on Senior Indebtedness. Subject to Section 5(a), so long as there shall not have occurred and be continuing an event of default which has been declared in writing, or is automatically effective in the case of bankruptcy or insolvency events, with respect to any Senior Indebtedness (as such event of default is defined therein or in the instrument under which it is outstanding), which event of default permits the holder or its representative to accelerate the maturity thereof (a "Senior Default"), the Company shall be permitted to make, and the Lender to accept and receive, payments of principal and accrued interest under this Note, including the Excess Indebtedness. Notwithstanding anything to the contrary contained in this Section 5, the Company shall not make and the Lender shall not receive any payment of any Excess Indebtedness after delivery by a holder of Senior Indebtedness to the Company and the Lender of written notice that a Senior Default has occurred; provided, however, that such payments may thereafter be made if such holder of Senior Indebtedness consents to such payments in writing or agrees in writing that such Senior Default has been cured or waived.

     (c) Turnover of Payment. Except for payments permitted under Section 5(a) or 5(b), should any payment or distribution, whether in cash, securities or other property, be received by the Lender on account of the Excess Indebtedness by any means, including, without limitation, set off, prior to the payment in full in cash of the Senior Indebtedness, the Lender shall receive and hold the same in trust, as trustee, for the benefit of the holder(s) of the Senior Indebtedness, and shall forthwith deliver the same to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness in precisely the form received for application to the Senior Indebtedness (whether or not it is then due).

     (d) Subrogation. Subject to the payment in full in cash of all Senior Indebtedness and the termination of any commitments to lend under the agreements or instruments governing such Senior Indebtedness, the Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holder(s) of Senior Indebtedness and the Lender, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holder(s) of Senior Indebtedness to which the Lender would be entitled except for the provisions of this Section 5 shall, as between the Company and its creditors, other than the holder(s) of Senior Indebtedness and the Lender, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

     (e) Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by the Lender until payment in full in cash of the Senior Indebtedness. At any time and from time to time, without consent of or notice to the Lender and without impairing or affecting the obligations of the Lender hereunder but subject to the terms of the definition of "Senior Indebtedness": (i) the time for the Company's performance of, or compliance with any agreement relating to Senior Indebtedness may be modified or extended or such performance may be waived; (ii) a holder of Senior Indebtedness may exercise or refrain from exercising any rights under any agreement relating to the Senior Indebtedness;
(iii) any agreement relating to the Senior Indebtedness may be revised, amended or otherwise modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of the Company, any holder of Senior Indebtedness or any guarantor thereunder; (iv) payment of Senior Indebtedness or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Indebtedness may be renewed in whole or in part; (v) any person liable in any manner for payment of the Senior Indebtedness may be released by a holder of Senior Indebtedness; (vi) a holder of Senior Indebtedness may make loans or otherwise extend credit to the Company whether or not any default or event of default exists with respect to such Senior Indebtedness; and (vii) a holder of Senior Indebtedness may take and/or release any lien at any time on any collateral now or hereafter securing the Senior Indebtedness and take or fail to take any action to perfect any lien at any time granted therefor, and take or fail to take any action to enforce such liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Indebtedness.

     (f) Lender's Waivers. The Lender hereby expressly waives for the benefit of the holder(s) of Senior Indebtedness but subject to the terms of the definition of "Senior Indebtedness" (i) all notices not specifically required pursuant to the terms of this Note (other than notices of the incurrence of Senior Indebtedness, which shall be provided to the Lender substantially concurrently with the incurrence of such Senior Indebtedness); (ii) any claim which the Lender may now or hereafter have against a holder of Senior Indebtedness arising out of any and all actions which a holder of Senior Indebtedness in good faith, takes or omits to take with respect to the Senior Indebtedness (including, without limitation, (A) actions with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Indebtedness, (B) actions with respect to the occurrence of any event of default under any Senior Indebtedness, (C) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Indebtedness and (D) actions with respect to the collection of any claim for all or any part of the Senior Indebtedness or the valuation, use, protection or release of any collateral security for the Senior Indebtedness); and (iii) any right to require holders of Senior Indebtedness to exhaust any collateral or marshal any assets.

     (g) Reliance of Holder(s) of Senior Indebtedness. The Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior

Indebtedness whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

     6. Events of Default.

     (a) It shall constitute a "Default" under this Note if

          (i) An Insolvency Event shall occur,

          (ii) A "Default" shall occur under and as defined in the Other Note,

          (iii) The Company shall have failed to comply with any of its obligations under the Registration Rights Agreement following maturity of this Note, including, without limitation, the Company's obligation to file and use commercially reasonable efforts to have declared effective a Shelf Registration covering Common Shares into which Series B Preference Shares may be converted and permitting resale thereof by the Lender,

          (iv) The Collaboration Agreement shall be terminated (i) by the Lender due to a breach thereof or default thereunder by the Company or (ii) by the Company for reasons other than a breach thereof or default thereunder by the Lender,

          (v) The Company shall default in any material respect in payment or performance of its obligations under this Note or any other Note Document, or

          (vi) Any representation or warranty of the Company made in this Note or any other Note Document shall be materially inaccurate or untrue when made.

     (b) It shall constitute an "Event of Default" under this Note if (i) a Default shall have occurred and (ii) either (A) such Default is an Insolvency Event or (B) such Default shall have occurred and be continuing for a period of at least ten (10) business days after the Lender has provided written notice of such Default to the General Counsel or the Chief Patent Counsel of the Company.

     (c) Automatically upon the occurrence of an Insolvency Event and, at the option of the Lender, upon the occurrence of any other Event of Default (so long as such Event of Default shall be continuing on the date the Lender exercises such option), all principal, interest and other amounts payable by the Company to the Lender hereunder shall be immediately due and payable, the commitment of the Lender to make Loans in accordance with Section 1 above shall terminate, and the Lender may exercise such rights and remedies in respect thereof and the Collateral as may be provided in this Note, in the Security Agreement governing the Collateral, and as are permitted by law or equity.

     7. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and indemnity satisfactory to the Company (in the case of loss, theft or destruction) or surrender and cancellation of the Note (in the case of mutilation), the Company will make and deliver to the Lender a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal balance hereunder.

     8. Notices. All notices and other communications required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:

     (a) If to the Lender, to:

         Genentech, Inc.
         1 DNA Way
         South San Francisco, CA  94080-4990
         Telephone:  (650) 225-1000
         Facsimile:  (650) 952-9881

         Attention:  Corporate Secretary, with a copy to the Treasurer

     (b) If to the Company, to:

         XOMA Ltd.
         2910 7th Street
         Berkeley, CA  94710
         Telephone:  (510) 204-7200
         Facsimile:  (510) 649-7571

         Attention:  Company Secretary

Any notice of other communication delivered by hand or mail shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice of communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

     9. Amendments. No provision of this Note may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against which the enforcement of any waiver, change, modification or discharge is sought.

     10. Assignment.

     (a) Except as set forth in this Section 10, none of the rights or obligations of either party hereto may be assigned or transferred without the prior written consent of the other party hereto.

     (b) Neither party may assign any of its rights and obligations under this
Note in connection with a merger or similar reorganization or the sale of all or substantially all of its assets; provided, however, that the Lender may assign such rights and obligations under the Note to F. Hoffmann-La Roche Ltd or any of its affiliates (the "Roche Affiliates") which are directly or indirectly controlled by it (collectively, with the Roche Affiliates, "Roche") so long as Roche continues to own at least a majority of the voting capital stock entitled to participate generally in the election of directors of the Lender.

     (c) The Lender may sell, assign or transfer all or a portion of its interest herein in accordance with, and with the effect provided for in Section 6(b) of the Purchase Agreement and Section 13(a) of the Registration Rights Agreement.

     (d) This Note shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Note shall be void.

     11. Presentment, Demand, Etc. Except as otherwise provided herein, the Company hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note, and consents to any extension or postponement of the time of payment or any other indulgence.

     12. Governing Law. The parties have agreed that this Note will be governed by and construed in accordance with the laws of the State of Delaware.

     13. Counterparts. This Note may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     14. Titles. The titles of the Sections of this Note are inserted for reference only, and are not to be considered as part of this Note in construing this Note Agreement.

     15. Disputes. Any disputes under this Agreement will be governed by the provisions of Article 18 of the Collaboration Agreement.

     16. Conditions to Effectiveness; Construction.

     (a) This Note shall be effective upon (i) receipt by the Lender of a fully executed copy of this Note and (ii) receipt by the Lender of a fully executed copy of the Security Agreement and each of the other Note Documents.

     (b) Upon effectiveness of this Note, all references to loans and notes in the Collaboration Agreement and the other Note Documents shall be deemed to include references to this Note.

     (c) Upon effectiveness of this Note, this Note and the Note Documents shall supersede and replace in its entirety that certain Convertible Subordinated Note Agreement, dated as of April 22, 1996, between the Company and the Lender.

     17. Definitions. In addition to definitions contained in the Recitals to this Note, as used in this Note, the following terms shall have the meanings set forth below:

     "Capital Lease Obligations" means the obligations of the Company under leases of property which are capitalized on the balance sheet of the Company in accordance with GAAP that are shown as a liability on a balance sheet of the Company prepared in accordance with GAAP.

     "Collateral" has the meaning given such term in the Security Agreement.

     "Conversion Price" equals US$10,000.00.

     "Excess Indebtedness" means the amount, if any, of any obligations of the Company to the Lender remaining due and payable after the occurrence of an Event of Default and disposition (or receipt by the Lender of the value as determined by a court of competent jurisdiction) of all Collateral. Unless and until an Event of Default shall have occurred and the Lender received the proceeds of disposition thereof (or the value thereof as determined by a court of competent jurisdiction), there will be no Excess Indebtedness.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "Insolvency Event" means any of the following events: (1) the Company or the Subsidiary shall have had an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law, or shall consent to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or the Subsidiary shall make any assignment for the benefit of creditors; (2) the Company or the Subsidiary shall be unable to pay its debts as such debts become due; (3) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under applicable bankruptcy, insolvency or similar law, which decree or order is not stayed; or (4) an involuntary case shall be commenced against the Company or the Subsidiary under applicable bankruptcy, insolvency or similar law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, the Subsidiary or any of their respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or the Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or the Subsidiary, and such event shall continue for 60 days without having been dismissed, bonded or discharged.

     "Interest Period" means, with respect to any Loan and subject to the custom and practice of the London eurodollar deposit market, a period beginning on the date such Loan is made and on each January 1 and July 1 thereafter and ending on the earlier of the next January 1, July 1, or the scheduled maturity date of such Loan.

     "Joint Core Team" means the Joint Core Team established in accordance with the Collaboration Agreement.

     "Joint Steering Committee" means the Joint Steering Committee established in accordance with the Collaboration Agreement.

     "LIBOR Rate" means, for each Interest Period, a rate of interest per annum equal to the London Interbank Offered Rate (LIBOR) for eurodollar deposits made on the applicable LIBOR Rate Determination Date for a period most closely corresponding to such Interest Period as determined by the Lender based on published rates from Bloomberg or The Wall Street Journal (Western Edition). The Lender shall determine the applicable interest rate for each Interest Period as of each LIBOR Rate Determination Date in accordance with Section 2(a) and shall notify the Company promptly thereafter. If LIBOR Rates cease to be available as contemplated hereby or shall fail to fairly reflect a basis for determining the cost for the Lender to fund Loans under this Note or it shall be illegal for the Lender to make loans on such basis, the parties agree to discuss in good faith a comparable interest rate on each Tranche.

     "LIBOR Rate Determination Date" means the first day of each Interest Period, it being understood that, in accordance with the custom and practice of the London eurodollar deposit market, the LIBOR Rate effective as of the LIBOR Rate Determination Date may be based on calculations made as a result of market conditions and quotations made two London business days prior to the LIBOR Rate Determination Date.

     "Licensed Product" has the meaning given such term in the Collaboration Agreement.

     "Note Documents" means this Note, the Other Note, the Purchase Agreement, the Collaboration Agreement, the Security Agreement, the Registration Rights Agreement and each other document, agreement or instrument executed or delivered by the Company in connection herewith or therewith.

     "Regulatory Approval" has the meaning given such term in the Collaboration Agreement.

     "Senior Indebtedness" means, unless otherwise agreed by the Lender in writing, (i) Capital Lease Obligations of the Company in effect as of the date of this Note in an aggregate amount not to exceed $2,400,000 secured by such equipment and (ii) other obligations of the Company incurred with the consent of Lender, which consent shall not be unreasonably withheld.

     "Subsidiary" means XOMA (US) LLC.

     "Tranche" means one of the loans made from time to time under Section 1 hereof, and "Tranches" means two or more of such loans collectively.

                            (Signature page follows)

     IN WITNESS WHEREOF, this Amended and Restated Note Agreement has been executed and delivered on the date first above written by duly authorized representatives of the Company and the Lender.


                                    XOMA LTD.


                                    By:
                                         -------------------------------------
                                         Name:  Clarence L. Dellio
                                         Title:   Senior Vice President and
                                                  Chief Operating Officer



                                    GENENTECH, INC.


                                    By:
                                         -------------------------------------
                                         Name:  Louis J. Lavigne, Jr.
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer

                                    EXHIBIT A


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The capitalized terms used in this Exhibit A shall have the meanings set forth for each such term in body of the Note Agreement to which it is attached.

1. Subsidiaries. The Company has no active subsidiaries and does not otherwise directly or indirectly control any other business entity, other than XOMA Limited, a United Kingdom company, XOMA (US) LLC, a Delaware limited liability company, XOMA (Bermuda) Ltd., a Bermuda company, XOMA Technology Ltd., a Bermuda company and XOMA Ireland Limited, an Irish company, all of which are wholly-owned by the Company. The Company has furnished the Lender with true, correct and complete copies of its Memorandum of Continuance and Bye-Laws, together with any amendments thereto as of the date hereof.

2. Organization. The Company is a company duly organized, validly existing and in good standing under the laws of the Commonwealth of Bermuda and is qualified to do business as a foreign company in each jurisdiction where failure to qualify would have a material adverse effect on the business or properties of the Company. The Company has full company power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

3. Authorization. The Company has requisite company power to execute, deliver and perform this Note and each of the other Note Documents, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the Lender as necessary, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors generally, and to general equitable principles. The execution, delivery and performance by the Company of this Note and each of the other Note Documents, including the borrowing of Loans and the issuance, sale and delivery of this Note, Series B Preference Shares and the Common Shares as contemplated hereby and thereby have been duly and validly authorized by all necessary company action of the Company.

4. Valid Issuance of Common Shares, Note; Series B Preference Shares. The Series B Preference Shares and Common Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and non-assessable, and, based in part upon the representations of the Lender on Schedule 1 hereof, will be issued in compliance with the Bermuda Companies Act and all applicable Bermuda, federal and state securities laws. This Note is duly authorized and validly issued and, based in part upon the representations of the Lender, has been issued in compliance with the Bermuda Companies Act and all applicable Bermuda, federal and state securities laws

5. Governmental Approvals. Based in part on the representations made by the Lender on Schedule 1 hereof no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary to be made or obtained by the Company for, or in connection with the execution and delivery of this Note or any Note Document or consummation of the transactions contemplated hereby or thereby or performance by the Company of its obligations hereunder or thereunder, except for (i) such other filings under applicable securities laws which will be made by the Company within the prescribed periods, including the filing by the Company of a notice under Section 25102(f) of the California Codes, as amended, and the payment of any fee relating thereto and (ii) any of the foregoing required in connection with the conversion of the Series B Preference Shares.

6. Litigation. Except as disclosed in the Company's most recent report filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1943, as amended (the "Exchange Act") that calls for such disclosure, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which would materially and adversely affect (i) the execution and delivery of this Note and the other Note Documents, or (ii) the performance by the Company of its obligations hereunder or thereunder.

7. Absence of Certain Developments. Since the date of its most recent report filed with the Securities and Exchange Commission pursuant to the Exchange Act that calls for such disclosure, except as disclosed therein or in Company press releases (including joint press releases) released publicly prior to the date hereof, there has been no (i) material adverse change in the business, properties, results of operations or financial condition of the Company, excluding, however, any such effect caused by economic, tax, or other matters of general applicability or by matters generally affecting the industry in which the Company conducts business (in each case, however, only to the extent the Company is not affected disproportionately).

8. Other Indebtedness. Except as disclosed or reflected in the financial statements contained in its most recent report filed with the Securities and Exchange Commission pursuant to the Exchange Act that calls for such disclosure, the Company has no outstanding material indebtedness. For this purpose, indebtedness means all obligations of the Company for borrowed money evidenced by notes, bonds, debentures or similar instruments, for which interest charges are customarily paid, other than accounts payable and accrued obligations incurred in the ordinary course of business consistent with past practice.

9. Non-Contravention. The execution, delivery and performance by the Company of this Note and the other Note Documents (i) do not and will not contravene or conflict with the Memorandum of Continuance or Bye-Laws of the Company and (ii) do not contravene or conflict with or, based in part on the representations made by the Lender and assuming satisfaction of the requirements referenced in the Purchase Agreement and the Registration Rights Agreement, constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, or result in a breach of or constitute a default under any material agreement of the Company (whether upon notice or passage of time), in any manner which would materially and adversely affect the Lender's rights or its ability to realize the intended benefits to it under this Note or the other Note Documents.

10. Filings. The Company has filed in a timely manner the following reports required to be filed with the Securities and Exchange Commission under the Exchange Act: (i) the Company's annual report on Form 10-K for the most recent fiscal year for which such filing is required by the Exchange Act and (ii) all of its other reports (including without limitation reports on Form 8-K), statements, schedules and registration statements filed with the Securities and Exchange Commission. As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

11. Registration Rights. The Company is not, and will not become during the term of this Note or any Note Document, a party to any contract, agreement or understanding providing for the registration of its securities under Bermuda, federal or state securities laws that restricts, limits, prohibits, or conflicts or would restrict, limit, prohibit or conflict with the registration rights granted to the Lender pursuant to the Purchase Agreement and the Registration Rights Agreement.

                             SCHEDULE 1 TO EXHIBIT A


                  REPRESENTATIONS AND WARRANTIES OF THE LENDER


The Lender hereby makes the following representations and warranties to the Company each time the Company makes the representations and warranties listed on the Exhibit A to the Note Agreement (the capitalized terms used in this Schedule 1 to Exhibit A shall have the meanings set forth for each such term in the body of the Note Agreement to which it is attached):

1. Corporate Power. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Lender has full corporate power and authority to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

2. Authorization. The Lender has full corporate power to execute, deliver and perform the Purchase Agreement, the Collaboration Agreement, the Note Agreement, the Other Note, the Security Agreement and the Registration Rights Agreement (collectively, the "Note Documents"), and each such agreement has been duly executed and delivered by the Lender and is the legal, valid and, assuming due execution by the Company, binding obligation of the Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by the Lender of the Note Documents, including the making of the loans contemplated thereby, have been duly and validly authorized by all necessary corporate action of the Lender.

3.   Investment Representations.

     (a) The Lender (A) has acquired and will acquire the Note and the Other Note (including the making of each loan pursuant to Section 8.1 of the Collaboration Agreement), (B) will acquire the Series B Preference Shares upon conversion of the Note (in the event of any such conversion), and (C) will acquire the Common Shares upon conversion of the Series B Preference Shares (in the event of any such conversion) (the Note, the Other Note, the Series B Preference Shares and such Common Shares, collectively, the "Securities") for its own account for investment only and not with a view to any resale or distribution thereof, except pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time (the "Securities Act"), covering the sale, assignment or transfer or an opinion of counsel in form and substance satisfactory to the Company that such registration is not required.

     (b) The Lender has had the opportunity to obtain, receive and review the Company`s reports and other filings with the U.S. Securities and Exchange Commission and such other information as it deems necessary to understand the business and financial condition of the Company and to make the investment decision to purchase the Securities.

     (c) As an investor in companies in the biopharmaceutical industry and a participant in such industry, the Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Securities, and it is able to bear the economic risk of such investment.

     (d) The Lender understands that the Securities have been, are being, or will be, sold or issued in a transaction which is exempt from the registration requirements of the Securities Act by reason of the provisions of Section 4(2) of the Securities Act (or Section 3(a)(9) of the Securities Act in the case of the issuance of the Series B Preference Shares and the Common Shares upon conversion of the Note and the Series B Preference Shares, respectively), and that such securities will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

                                    EXHIBIT B


                                   RESOLUTIONS
                                    REGARDING
                            PREFERENCES AND RIGHTS OF
                           SERIES B PREFERENCE SHARES


     RESOLVED, that upon the effectiveness of the registration of a Memorandum of Continuance with the Registrar of Companies of Bermuda (the "Effective Time"), which will result in the Company becoming a Bermuda company pursuant to a continuation procedure under Bermuda and Arizona law, there is hereby created a series of preference shares of the Company; which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Memorandum of Continuance and bye-laws of the
Company:

     Section 1. Designation and Amount. Eight Thousand (8,000) preferred shares, US$.05 par value, are designated "Series B Preference Shares" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series B Preference Shares" and each a "Series B Preference Share"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series B Preference Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities (including indebtedness) issued by the Company convertible into Series B Preference Shares.

     Section 2. Dividends. The Company shall not be required to pay, and the holders of the Series B Preference Shares shall not be entitled to receive, any dividends on the Series B Preference Shares.

     Section 3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution shall be made to the holders of the Common Shares of the Company, the holders of Series B Preference Shares shall be entitled to receive U.S.$10,000.00 per Series B Preference Share then held by such holders, plus an amount equal to declared and unpaid dividends and distributions thereon. After payment of the full liquidation preference of the Series B Preference Shares set forth in the preceding sentence, the holders of the Series B Preference Shares shall not be entitled to any further payments or distribution from the assets of the Company.

     Section 4. Voting Rights. The holders of Series B Preference Shares shall not have any voting rights, except as required under Bermuda law.

     Section 5. Redemption.

     (A) General. Subject to the Companies Act 1981 (the "Act"), the Company at its option, in accordance with the terms and provisions of this Section 5, may, at any time and from time to time, redeem any or all Series B Preference Shares at a redemption price per share equal to a cash amount determined by multiplying the Conversion Price by the number of Common Shares into which each such Series B Preference Shares would be convertible pursuant to the provisions of Section 6 hereof. If fewer than all the outstanding Series B Preference Shares are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors of the Company may determine to be fair and appropriate.

     (B) Notice of Redemption. The Company will provide notice of any redemption of Series B Preference Shares to the holders of record of the Series B Preference Shares to be redeemed not less than five (5) nor more than sixty (60) days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail, postage prepaid, to each holder of record of the Series B Preference Shares to be redeemed, at such holder's address as it appears on the register of members of the Company. Each such notice shall state, as appropriate, the following:

          a. the redemption date;

          b. the number of Series B Preference Shares to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

          c. the redemption price;

          d. the place or places where certificates for such shares are to be surrendered for redemption;

          e. the then effective Conversion Price (as determined under Section
     6); and

          f. that the right of holders to convert Series B Preference Shares to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Company shall default in the payment of the redemption price).

     Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of Series B Preference Shares receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preference Shares.

     (C) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof. Upon surrender of any shares so redeemed in accordance with this Section 5(C), the Company shall pay the full redemption amounts with respect to shares as provided herein.

     (D) Rights After Redemption. Notwithstanding that any certificates for shares to be redeemed have not been surrendered in accordance with paragraph (C) of this Section 5, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall be deemed to be no longer outstanding, and (ii) all rights of the holders of such Series B Preference Shares shall cease and terminate, except only the right to receive the full redemption amounts as provided herein without interest.

     Section 6. Conversion.

     (A) Right to Convert. Each Series B Preference Share shall be convertible (which conversion may include, inter alia, bonus issues, sub-divisions and/or consolidations of shares), at the option of the holder thereof, into that number of common shares, par value US$.0005 per share, of the Company (herein, the "Common Shares" and each a "Common Share") as determined by dividing U.S.$10,000.00 by the Conversion Price (determined as provided below). The "Conversion Price" for any Series B Preference Shares issued in connection with a repayment pursuant to Section 3(a)(i) or 3(a)(iii) of the Amended and Restated Convertible Secured Note Agreement, dated as of March 31, 2003, between the Company and Genentech, Inc., as amended (herein, the "Note Agreement"), shall be an amount per share equal to the Current Market Price (as defined below) of the Common Shares determined as of the date the Company notifies the Lender (as defined in the Note Agreement) of its intent to make such prepayment in accordance with Section 4(a)(iv)(A) or 4(a)(v), as applicable, of the Note Agreement (herein, the "Repayment Determination Date"). The "Conversion Price" for any Series B Preference Shares issued in connection with a conversion pursuant to Section 3(a)(ii) of the Note Agreement shall be an amount per share equal to the lower of (i) the Current Market Price of the Common Shares determined as of the date of receipt by both the Company and the Lender of notice of Regulatory Approval in the United States, and (ii) the Current Market Price of the Common Shares determined as of the date the Company notifies the Lender of its intent to so convert in accordance with Section 4(a)(v) of the Note Agreement (herein, each a "Regulatory Determination Date"). The number of Common Shares into which a Series B Preference Share is convertible is hereinafter referred to as the "Conversion Rate" of such series. The Conversion Price shall be subject to adjustment from time to time after the applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, as set forth in this Section 6.

     For purposes of this Section 6(A), "Current Market Price" shall mean the average daily Closing Prices (as defined below) per Common Share for the fifteen
(15) consecutive trading days immediately prior to the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be. "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose, or a price determined in good faith by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive. If any Series B Preference Shares shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date fixed for redemption unless the Company defaults in the payment of the redemption price. In the event of a default in the payment of the redemption price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. The Common Shares issuable upon conversion of the Series B Preference Shares, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid and non-assessable Common Shares in the hands of the holders thereof.

     (B) Automatic Conversion. Each Series B Preference Share shall automatically be converted into Common Shares at its then effective Conversion Rate immediately upon the transfer of ownership by the initial holder to any third party which is not an Affiliate (as such term is defined below) of such holder. "Affiliate" means, when used with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     (C) Mechanics of Conversion. Each holder of Series B Preference Shares who desires to convert the same into Common Shares pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series B Preference Shares, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of Series B Preference Shares being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the fair market value of the Common Shares as of the date of such conversion as determined by the Board of Directors of the Company), any declared and unpaid dividends on the Series B Preference Shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the Series B Preference Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

     (D) Adjustment for Subdivisions and Combinations. If the Company shall at any time or from time to time after the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, combine the outstanding Common Shares into a smaller number of shares, the

Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (D) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (E) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in additional Common Shares, in each such event (without duplication for related events) the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph
(E) to reflect the actual payment of such dividend or distribution.

     (F) Adjustment for Other Dividends and Distributions. If the Company at any time or from time to time after the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares, in each such event provision shall be made so that the holders of the Series B Preference Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Preference Shares been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series B Preference Shares or with respect to such other securities by their terms.

     (G) Adjustment for Recapitalizations, etc. If at any time or from time to time after the Applicable Regulatory Determination Date or applicable Repayment Determination Date, as the case may be, the Common Shares issuable upon the conversion of the Series B Preference Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, amalgamation, merger, consolidation or sale of assets provided for elsewhere in this Section 6 or in Section 3), in any such event each holder of Series B Preference Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of Common Shares into which such Series B Preference Shares could have been converted immediately prior to such re-capitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     (H) Compliance with Laws. Notwithstanding any provision of this Section 6 to the contrary, no conversion of any Series B Preference Shares shall be effective unless such conversion is permitted under then applicable laws.

     Section 7. Reacquired Shares. Any Series B Preference Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly upon the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares subject to the conditions and restrictions on issuance set forth herein, in the Company's Memorandum of Continuance or bye-laws or in any resolutions creating a series of preference shares or any similar shares or as otherwise required by law.

     Section 8. Exclusion of Other Rights. Except as may otherwise be required by Bermuda law, Series B Preference Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as may be amended from time to time) and in the Company's Memorandum of Continuance or bye-laws. No Series B Preference Shares shall have any preemptive or subscription rights whatsoever as to any securities of the Company.

     Section 9. Notice. All notices and other communications provided for or permitted to be given to the Company hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Company at its principal executive office (currently located on the date of the adoption of these resolutions at 2910 Seventh Street, Berkeley, California 94710, Attention:
General Counsel).

     Section 10. Transferability; Registration; Rights of Transferees.

     (A) Transferability. The Series B Preference Shares may not be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of other than as set forth in, and in accordance with, that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Company (as successor to XOMA Corporation) and Genentech, Inc.

     (B) Transfer Mechanics; Registration. The Series B Preference Share certificate representing Series B Preference Shares to be transferred shall be duly endorsed by the transferring holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of a transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. Upon any registration of a transfer, the Company shall deliver new Series B Preference Share certificates to the persons entitled to the Series B Preference Shares represented thereby. The Series B Preference Share certificates may be exchanged at the option of the holder thereof, when surrendered at the offices of the Company, for other Series B Preference Share certificates of different denominations, of like tenor and representing in the aggregate a like number of Series B Preference Shares. Any Series B Preference Share certificate so surrendered shall be promptly canceled by the Company and retired. Each Series B Preference Share certificate issued in exchange as provided above shall be substantially in the form of the Series B Preference Share certificate being exchanged and shall be subject to all of the terms and provisions hereof.

     (C) Required Legend(s). Each of the Series B Preference Share certificates shall contain the legend(s) required by that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Company (as successor to XOMA Corporation) and Genentech, Inc.

     Section 11. Amendments. These resolutions may be amended without notice to or the consent of any holder of Series B Preference Shares to cure any ambiguity, defect or inconsistency, provided that such amendment does not vary the rights of any holder of Series B Preference Shares. In any other case, any provisions of these resolutions may be amended by the Company with the written consent of holders of a majority of the outstanding Series B Preference Shares.


                                    EXHIBIT C


                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST


                                                Principal         Principal
Applicable                                      Amount            Amount          Interest    Amount
Tranche                   Date                  Borrowed          Repaid            Paid      Converted      Notation By
--------------------------------------------------------------------------------------------------------------------------

A        $59,996,087      March 31, 2003        $59,996,087           N/A          N/A           N/A
B         $7,837,000      March 31, 2003         $7,837,000           N/A          N/A           N/A


